                                                                    EXHIBIT 1.1






                                 1,305,000 PEPS

                    Premium Equity Participating Securities

                            THE TIMES MIRROR COMPANY

                         4 1/4% PEPS DUE MARCH 15, 2001





                             UNDERWRITING AGREEMENT





March 13, 1996

                                                                 March 13, 1996

Morgan Stanley & Co.
  Incorporated
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

                 The Times Mirror Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") 1,305,000 4 1/4% Premium Equity Participating Securities Due March 15, 2001 ("Firm Debt Securities") to be issued pursuant the provisions of an Indenture dated as of March 19, 1996 (the "Indenture") between the Company and Citibank, N.A., as Trustee (the "Trustee"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 195,000 4 1/4% Premium Equity Participating Securities Due March 15, 2001 (the "Additional Debt Securities") if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Debt Securities granted to the Underwriters herein. The Firm Debt Securities and the Additional Debt Securities are hereinafter collectively referred to as either the "Securities" or the "PEPS." The issue price and the amount payable at maturity or upon redemption of the Securities are based on the per share price of common stock, par value $.0001 per share, of Netscape Communications Corporation ("Netscape").

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the issuance of securities of the Company and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act").





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The term Registration Statement means the registration statement as amended to the date of this Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein (the "Incorporated Documents"). The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Significant Subsidiaries" means the entities listed on Schedule II hereto.

                 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
         Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any





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         Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

                 (c) Each of the Company and its Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing, either singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

                 (d) Each of the Company and its Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the business conducted by it or the location of its properties owned or leased by it makes such qualification necessary and in which the absence of such qualification, either singly or in the aggregate, would have a Material Adverse Effect.

                 (e) The outstanding shares of capital stock of each of the Significant Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims.

                 (f) Each of the Company and its Significant Subsidiaries is in compliance with all laws, ordinances and regulations applicable to its properties (whether owned or leased) and its business as described in the Prospectus, except where failure to so comply, either singly or in the aggregate, would not have a Material Adverse Effect.

                 (g) Each of the Company and its Significant Subsidiaries has all government licenses or permits necessary to carry on its business as such business is presently conducted and as described in the Prospectus, except where failure to have such licenses or permits, either singly or in the aggregate, would not have a





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         Material Adverse Effect.  Except as set forth in the Prospectus or as previously disclosed to you in writing, the Company has no reason to believe that any federal or state authorities are considering modifying, suspending or revoking any such licenses, or that such authorities or any other agencies are investigating the Company or any of its Significant Subsidiaries other than in the ordinary course of administrative review.

                 (h) This Agreement has been duly authorized, executed and delivered by the Company.

                 (i) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, and when executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                 (j) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the





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         Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                 (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                 (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                 (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (n) Each preliminary prospectus filed as part of the Registration Statement as declared effective, or





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         filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 (o) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                 (p) To its best knowledge after due inquiry, the Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                 (q) The Company and Netscape are not "affiliates" as that term is defined in Rule 12b-2 promulgated by the Commission under the Exchange Act.

                 (r) Each of the total assets, the gross revenues and the income (loss) from continuing operations of the Company and the Significant Subsidiaries, taken as a whole, constitutes 90% or more of each of the total assets, the gross revenues and the income (loss) from continuing operations, respectively, of the Company and all of its subsidiaries, taken as a whole, as of and for the year ended December 31, 1995.

                 2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Debt Securities set forth in Schedule I hereto opposite its name at $38.07 per PEPS, plus accrued interest, if any, from March 19, 1996 to the date of payment and delivery (the "Purchase Price").

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Debt Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 195,000 Additional Debt Securities at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Debt Securities to be purchased by the





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Underwriters and the date on which such Additional Debt Securities are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor earlier than two or later than ten business days after the date of such notice. Additional Debt Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Debt Securities. If any Additional Debt Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Debt Securities (subject to such adjustments to eliminate fractional securities as you may determine) that bears the same proportion to the total number of Additional Debt Securities to be purchased as the number of Firm Debt Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Debt Securities.

                 3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at $39.25 a PEPS (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.70 a PEPS under the Public Offering Price.

                 4. PAYMENT AND DELIVERY. Payment for the Firm Debt Securities shall be made to an account designated by the Company by wire transfer of federal funds or other immediately available funds against delivery of such Firm Debt Securities for the respective accounts of the several Underwriters at 7:00 A.M., California time, on March 19, 1996, or at such other time on the same or such other date, not later than March 27, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."


                 Payment for any Additional Debt Securities shall be made to an account designated by the Company by wire transfer of federal funds or other immediately available funds against delivery of such Additional Debt Securities for the respective accounts of the several Underwriters at 7:00 A.M., California time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two or later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from





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you to the Company of your determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Debt Securities, or on such other date, in any event not later than April 13, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Debt Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                 The several obligations of the Underwriters to purchase Additional Debt Securities hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Debt Securities and other matters related to the issuance of the Additional Debt Securities.

                 Certificates for the Firm Debt Securities and the Additional Debt Securities shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Debt Securities and the Additional Debt Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor.

                 5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for such Securities are subject to the satisfaction of each of the following conditions.

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is





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                 defined for purposes of Rule 436(g)(2) under the Securities
                 Act;

                     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

                          (iii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (a)(i) and
         (iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                 (c) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher, outside counsel for the Company, dated the Closing Date, to the effect that:

                          (i) this Agreement has been duly authorized, executed and delivered by the Company;

                          (ii) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms





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                 subject to the effect of (a) applicable bankruptcy,
                 reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally;

                          (iii) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally;

                    (iv) the statements (A) in the Prospectus under the captions "Description of Securities," "Underwriters," "Certain United States Federal Income Tax Considerations," "Plan of Distribution" and "Certain Legal Matters" and (B) in the Registration Statement in Items 15 and 17, in each case insofar as such statements constitute





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                 summaries of the legal matters, documents or proceedings
                 referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                     (v) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

                     (vi) the Registration Statement and Prospectus (excluding the Incorporated Documents and except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 In addition to the foregoing opinions, such counsel shall state that based upon certain specified activities, such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus (including the Incorporated Documents) at the time the Registration Statement became effective, and the Registration Statement and the Prospectus on the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus (including the Incorporated Documents) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (d) The Underwriters shall have received on the Closing Date an opinion of Kathleen G. McGuinness, General Counsel for the Company, dated the Closing Date, to the effect that:





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                          (i)  each of the Company and its Significant
                 Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing, either singly or in the aggregate, would not have a Material Adverse Effect;

                          (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Securities and the Indenture will not contravene any provision of applicable law, known to such counsel, or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                          (iii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and





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                     (iv)  the Registration Statement and Prospectus (including the Incorporated Documents and except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 In addition to the foregoing opinions, such counsel shall state that based upon certain specified activities, such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus (including the Incorporated Documents) at the time the Registration Statement became effective, and the Registration Statement and the Prospectus on the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus (including the Incorporated Documents) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (i), (ii), (iii), (iv) (but only as to the statements in the Prospectus under "Description of Securities" and "Underwriters") and (vi) of paragraph (c) above.

                 (f) The Underwriters shall have received on the Closing Date a letter from Latham & Watkins, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in the last subparagraph of paragraph (c) above.

                 With respect to the last subparagraph of paragraph (c) above and the last subparagraph of paragraph (d) above, Gibson, Dunn & Crutcher, Kathleen G. McGuinness and Latham & Watkins may state that their opinion and





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         belief are based upon their participation in the preparation of the
         Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                 The opinions of Gibson, Dunn & Crutcher and Kathleen G. McGuinness described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                 (g) The Underwriters shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof.

                 The several obligations of the Underwriters to purchase Additional Debt Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Debt Securities and other matters related to the issuance of the Additional Debt Securities.

                 6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, 2 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and furnish to you in New York City, without charge, prior to 10:00 A.M., local time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus in a manner that relates to or affects the Securities, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Securities under state securities or blue sky laws in accordance with the provisions of Section 6(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or legal investment memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any blue sky or legal investment memoranda;
         (vii) any fees charged by rating agencies for the rating of the Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the Securities; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

                 7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that there are actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) above and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or
omission.   The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Securities they have purchased hereunder, and not joint.

                 (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                 8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,

(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                 9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                 If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting

Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than as a direct result of a defaulting Underwriter), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                     Very truly yours,

                                     THE TIMES MIRROR COMPANY




                                     By  /s/  KATHLEEN G. MCGUINNESS
                                       _____________________________
                                       Name:  Kathleen G. McGuinness
                                       Title: Vice President and
                                              General Counsel





Accepted as of the date hereof
Morgan Stanley & Co. Incorporated

Acting severally on behalf
  of itself and the
  several Underwriters named
  herein.


     By Morgan Stanley & Co.
          Incorporated



            By  /s/  BEATRICE M. CASSOU
              ___________________________
              Name:  Beatrice M. Cassou
              Title: Principal

                                   SCHEDULE I



                                                                   Number of
                                                                 of Securities
Underwriter                                                     To Be Purchased
-----------                                                     ---------------
Morgan Stanley & Co. Incorporated                                   865,000
Cowen & Company                                                      40,000
A.G. Edwards & Sons, Inc.                                            40,000
Everen Securities, Inc.                                              40,000
Hambrecht & Quist LLC                                                40,000
Janney Montgomery Scott Inc.                                         40,000
Legg Mason Wood Walker, Incorporated                                 40,000
McDonald & Company Securities, Inc.                                  40,000
Merrill Lynch, Pierce,
         Fenner & Smith Incorporated                                 40,000
Oppenheimer & Co., Inc.                                              40,000
Prudential Securities Incorporated                                   40,000
Scott & Stringfellow, Inc.                                           40,000
                                                                  ---------
         Total.................................................   1,305,000
                                                                  =========

                                  SCHEDULE II

                    Significant Subsidiaries of the Company



The Baltimore Sun Company
Newsday, Inc.
Jeppesen Sanderson, Inc.
Mosby-Year Book, Inc.
Matthew Bender & Company, Incorporated
CRC Press, Inc.
The Hartford Courant Company
Jeppesen & Co., GmbH
The Morning Call, Inc.
Times Mirror Higher Education Group, Inc.
Times Mirror Magazines, Inc.
Times Mirror Training, Inc.
Times Mirror Services Company, Inc.